UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.   )

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⌧	Definitive Proxy Statement
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◻	Soliciting Material Pursuant to §240.14a-12

THE CONTAINER STORE GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The Container Store Group, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Shareholders
August 26, 2020
10:30 a.m. (Central Time)

THE CONTAINER STORE GROUP, INC.

500 FREEPORT PARKWAY, COPPELL, TEXAS 75019

July 7, 2020

To Our Shareholders:

You are cordially invited to attend the 2020 Annual Meeting of Shareholders of The Container Store Group, Inc. at 10:30 a.m. Central Time, on Wednesday, August 26, 2020, via live webcast.

As in 2019, the 2020 Annual Meeting of Shareholders will be a virtual meeting. We believe the virtual meeting technology provides expanded shareholder access while providing shareholders the same rights and opportunities to participate as they would have at an in-person meeting. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 10:15 a.m. Central Time. Please note that there is no in-person annual meeting for you to attend.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. You may also vote your shares online during the Annual Meeting even if you have previously submitted your proxy. Instructions on how to vote while participating in the meeting live via the Internet are provided in the accompanying proxy statement and posted at www.virtualshareholdermeeting.com/TCS2020.

Thank you for your support.

Sincerely,

Melissa Reiff

Chief Executive Officer, President and Chairwoman of the Board of Directors

Notice of Annual Meeting of Shareholders

To Be Held Wednesday, August 26, 2020

THE CONTAINER STORE GROUP, INC.

500 FREEPORT PARKWAY, COPPELL, TEXAS 75019

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of The Container Store Group, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, August 26, 2020, at 10:30 a.m. Central Time, via live webcast, for the following purposes:

●	To elect Robert E. Jordan, Jonathan D. Sokoloff and Caryl Stern as Class I Directors to serve until the 2023 Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;
●	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 3, 2021; and
●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock at the close of business on July 2, 2020 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these shareholders will be available for examination of any shareholder (i) for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Jodi Taylor, Chief Financial Officer, Chief Administrative Officer and Secretary, at jltaylor@containerstore.com, stating the purpose of the request and providing proof of ownership of Company stock and (ii) during the Annual Meeting, via the Internet at www.virtualshareholdermeeting.com/TCS2020. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials that follow. If you received a copy of the proxy card by mail, you may alternatively sign, date and mail the proxy card in the accompanying return envelope. Note that, in light of possible disruptions in mail service related to the COVID-19 pandemic, we encourage stockholders to submit their proxy via telephone or online. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

Jodi Taylor, Secretary

Coppell, Texas

July 7, 2020

i

PROXY STATEMENT

THE CONTAINER STORE GROUP, INC.

500 FREEPORT PARKWAY, COPPELL, TEXAS 75019

This proxy statement is furnished in connection with the solicitation by the Board of Directors of The Container Store Group, Inc. (the “Board of Directors” or “Board”) of proxies to be voted at our Annual Meeting of Shareholders to be held on Wednesday, August 26, 2020 (the “Annual Meeting”), at 10:30 a.m. Central Time, via live webcast, and at any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of shares of our common stock, $0.01 par value (“Common Stock”), at the close of business on July 2, 2020 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were approximately 50,362,520 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Shareholders for the fiscal year ended March 28, 2020 (the “2019 Annual Report”) will be released on or about July 7, 2020 to our shareholders on the Record Date.

In this proxy statement, “we,” “us,” “our,” the “Company” and “The Container Store” refer to The Container Store Group, Inc. and “The Container Store, Inc.” refers to The Container Store, Inc., a Texas corporation and our wholly-owned subsidiary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, AUGUST 26, 2020

This proxy statement and our 2019 Annual Report to Shareholders are available at http://www.proxyvote.com/.

ATTENDING THE ANNUAL MEETING

The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/TCS2020.

Proposals

At the Annual Meeting, our shareholders will be asked:

●	To elect Robert E. Jordan, Jonathan D. Sokoloff and Caryl Stern as Class I Directors to serve until the 2023 Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified;
●	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 3, 2021; and
●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers.

We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors, or Board, recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

●	FOR the election of Robert E. Jordan, Caryl Stern, and Jonathan D. Sokoloff as Class I Directors;
●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 3, 2021;
●	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
●	ONE YEAR as the frequency of future advisory votes on the compensation of our named executive officers.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because The Container Store’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, The Container Store is making this proxy statement and its 2019 Annual Report available to its shareholders electronically via the Internet. On or about July 7, 2020, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2019 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2019 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one set of proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2020 ANNUAL MEETING OF SHAREHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is July 2, 2020. You are entitled to vote at the Annual Meeting only if you were a shareholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 50,362,520 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE ANNUAL MEETING?

You may attend the Annual Meeting only if you are a The Container Store shareholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/TCS2020. You will also be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:30 a.m., Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m., Central Time, and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging in to your bank or brokerage firm’s website and selecting the shareholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a

“Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

Shareholders of Record

We recommend that shareholders vote by proxy even if they plan to attend participate in the online Annual Meeting and vote electronically. If you are a shareholder of record, there are three ways to vote by proxy:

●	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
●	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
●	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 25, 2020. In light of possible disruptions in mail service related to the novel coronavirus, or COVID-19 pandemic, we encourage shareholders to submit their proxy via the Internet or telephone. Shareholders of record may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TCS2020 and entering the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:30 a.m., Central Time on August 26, 2020.

Beneficial Owners

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to shareholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit

www.virtualshareholdermeeting.com/TCS2020 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered shareholder, you may revoke your proxy or change your vote:

●	by submitting a duly executed proxy bearing a later date;
●	by granting a subsequent proxy through the Internet or telephone;
●	by giving written notice of revocation to the Secretary of The Container Store prior to the Annual Meeting; or
●	by attending and voting during the Annual Meeting live webcast.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote at the Annual Meeting by following the procedures described above.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

PROPOSAL	Votes required	Effect of Votes Withheld / Abstentions and Broker Non- Votes
PROPOSAL 1: ELECTION OF DIRECTORS	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. We do not expect any broker non-votes on this proposal.
PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the proposal.

WHAT IS AN ABSTENTION AND HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of each other proposal before the Annual Meeting, represents a shareholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have the same effect as votes against on each other proposal before the Annual Meeting.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, each other proposal to be voted on at the Annual Meeting is a non-routine matter and, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1 Election of Directors

At the Annual Meeting, three Class I Directors are to be elected to hold office until the Annual Meeting of Shareholders to be held in 2023 and until each such director’s respective successor is duly elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have nine Directors on our Board. The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of shareholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2023 Annual Meeting of Shareholders; Class II, whose term will expire at the 2021 Annual Meeting of Shareholders; and Class III, whose term will expire at the 2022 Annual Meeting of Shareholders. The current Class I Directors are Robert E. Jordan, Jonathan D. Sokoloff and Caryl Stern; the current Class II Directors are J. Kristofer Galashan, Melissa Reiff and Rajendra (“Raj”) Sisodia; and the current Class III Directors are Timothy J. Flynn, Walter Robb and Wendi Sturgis.

As indicated in our Amended and Restated Certificate of Incorporation, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by a majority of the total number of authorized directors. Any additional directorships resulting from an increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Because Leonard Green & Partners (“LGP”) controls a majority of the voting power of our Common Stock, we expect that LGP will control the election of our directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as Class I Directors the persons whose names and biographies appear below. All of the persons whose names and biographies appear below are currently serving as our directors. In the event any of the nominees should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominees named below will be unable to serve if elected. Each of the nominees has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominees.

CLASS I DIRECTOR NOMINEES (SUBSEQUENT TERMS TO EXPIRE AT THE 2023 ANNUAL MEETING)

The nominees for election to the Board of Directors as Class I Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with The Container Store
Robert E. Jordan	59	2013	Director
Jonathan D. Sokoloff	62	2007	Director
Caryl Stern	62	2014	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee are as follows:

ROBERT E. JORDAN	Age 59

Robert E. Jordan was appointed as a director to the Board of Directors in October 2013. Mr. Jordan is the Executive Vice President of Corporate Services of Southwest Airlines, a commercial airline company. Mr. Jordan joined Southwest Airlines in 1988 and has served in a number of roles including Executive Vice President & Chief Commercial Officer and President of AirTran Airways, Executive Vice President Strategy & Planning, Executive Vice President Strategy & Technology, Senior Vice President Enterprise Spend Management, Vice President Technology, Vice President Purchasing, Controller, Director Revenue Accounting, and Manager Sales Accounting. Mr. Jordan has led a number of significant initiatives including the acquisition of AirTran Airways, the development of the new e-commerce platform and the all new loyalty program. Mr. Jordan was selected to our Board because he brings financial experience and possesses particular knowledge and experience in strategic planning and leadership of complex organizations.

CARYL STERN	Age 62

Caryl Stern was appointed to the Board of Directors in October 2014. Ms. Stern was appointed Executive Director of the Walton Family Foundation in December 2019. Prior to that, she served as President and Chief Executive Officer of the U.S. Fund for UNICEF, a child welfare organization, from June 2007 to December 2019. Ms. Stern has three decades of non-profit and education experience including serving as the Chief Operating Officer and Senior Associate National Director of the Anti-Defamation League; the founding Director of ADL’s A WORLD OF DIFFERENCE Institute; and the Dean of Students at Polytechnic University. She has served on numerous non-profit Boards including the United Nations International School, Mercy College, and the Martin Luther King Memorial Foundation. Currently, she serves on the Board of the WE ARE FAMILY Foundation. Stern is the author of I BELIEVE IN ZERO: Learning from the World’s Children. Ms. Stern was selected to our Board because of her global business perspective and her organizational leadership, operational and financial expertise.

JONATHAN D. SOKOLOFF	Age 62

Jonathan D. Sokoloff has served on our Board of Directors since August 2007. Mr. Sokoloff is currently a Managing Partner with LGP, a private equity firm and our majority shareholder, and joined in 1990. Before joining LGP, he was a Managing Director in Investment Banking at Drexel Burnham Lambert. Mr. Sokoloff also serves on the board of Shake Shack Inc., where he is also a member of the compensation committee, on the board of the private parent holding companies of Advantage Solutions, Inc., and Jetro Cash & Carry and on the board of private companies Union Square Hospitality Group, LLC, J.Crew Group, Inc., Jo Ann Stores, Inc., and Signet Jewelers Limited. Mr. Sokoloff previously served on the Board of Directors of Whole

Foods Market, Inc., Top Shop/Top Man Limited, and BJ’s Wholesale Club, Inc. He co-chairs the Endowment Committee for Private Equity at his alma mater, Williams College. Mr. Sokoloff was selected to our Board of Directors because he possesses particular knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, retail businesses and board practices of other major corporations.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2021 ANNUAL MEETING)

The current members of the Board of Directors who are Class II Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with The Container Store
J. Kristofer Galashan	42	2007	Director
Melissa Reiff	65	2007	Chairwoman of the Board, Chief Executive Officer and President
Rajendra (“Raj”) Sisodia	62	2013	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

J. KRISTOFER GALASHAN	Age 42

J. Kristofer Galashan has served on our Board of Directors since August 2007. Mr. Galashan is currently a Partner with LGP, a private equity firm and our majority shareholder, and joined the firm in 2002. Prior to joining LGP he had been in the Investment Banking Division of Credit Suisse First Boston (“CSFB”) in Los Angeles which he joined in 2000 following CSFB’s acquisition of Donaldson, Lufkin & Jenrette (“DLJ”). Mr. Galashan had been with DLJ since 1999. Mr. Galashan serves on the board of private companies Union Square Hospitality Group, LLC, Shade Store, Mister Car Wash, Life Time Fitness, Troon Golf, and Pure Gym. Mr. Galashan previously served on the Board of Directors of BJ’s Wholesale Club, Inc. and Tourneau. Mr. Galashan was selected to our Board of Directors because he possesses particular knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, retail businesses and board practices of other major corporations.

MELISSA REIFF	Age 65

Melissa Reiff has served as our Chief Executive Officer since July 2016 and as our Chairwoman of the Board and President since August 2019. Previously, Ms. Reiff served as our President and Chief Operating Officer from March 2013 to July 2016, and as our President from 2006 to 2016. She has also served on our Board of Directors since August 2007 (and on the Board of Directors of The Container Store, Inc. since February 2006). Ms. Reiff joined The Container Store in 1995 as Vice President of Sales and Marketing, and assumed the role of Executive Vice President of Stores and Marketing in 2003. She is a member of the International Women’s Foundation and C200, an organization of leading women in business dedicated to fostering growth and increasing opportunities for women entrepreneurs and corporate leaders worldwide. Ms. Reiff has served on the Board of Directors of Etsy since April 2015, where she is also a member of the compensation committee. She also serves on Southern Methodist University’s Cox School of Business Executive Board and is a sustaining member of the Junior League of Dallas. Ms. Reiff was honored with the 2012-2013 SMU Cox School of Business Distinguished Alumna award. Ms. Reiff was selected to our Board of Directors because she possesses particular knowledge and experience in retail, marketing, merchandising, operations, communication and leadership.

RAJENDRA (“RAJ”) SISODIA	Age 62

Rajendra (“Raj”) Sisodia was appointed to the Board of Directors in September 2013. Mr. Sisodia has been the FW Olin Distinguished Professor of Global Business at Babson College since September 2013. Previously, Mr. Sisodia taught marketing at Bentley University from September 1998 to August 2013. He has also taught marketing at George Mason University and Boston University. He has authored and co-authored seven books, including Firms of Endearment and Conscious Capitalism. Mr. Sisodia is Co-Chairman and Trustee of Conscious Capitalism, Inc., a non-profit whose focus is fostering businesses that function in a different way than the norm by valuing the deeper purpose of the organization and creating value for all stakeholders. Mr. Sisodia was selected to our Board of Directors because of the teaching, researching and consulting he has done with businesses during his career as well as the role he has played in developing and refining the principles of Conscious Capitalism.

We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service and have highlighted particularly noteworthy attributes for each Board member and nominee in the individual biographies included in this proxy statement.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2022 ANNUAL MEETING)

The current members of the Board of Directors who are Class III Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with The Container Store
Timothy J. Flynn	47	2007	Director
Walter Robb	66	2013	Director
Wendi Sturgis	53	2019	Director

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

TIMOTHY J. FLYNN	Age 47

Timothy J. Flynn has served on our Board of Directors since August 2007. Mr. Flynn is currently a Partner with LGP, a private equity firm and our majority shareholder, and joined the firm in 2003. Prior to joining LGP, he had been a Director in the Investment Banking Department of Credit Suisse First Boston (“CSFB”) in Los Angeles, which he joined in 2000 following CSFB’s acquisition of DLJ. Mr. Flynn had been with DLJ since 1996 and had previously worked in the Mergers and Acquisitions group at Paine Webber Inc. in New York. Mr. Flynn also serves on the Board of Directors of Advantage Solutions, Inc., Insight Global, Pye Barker, Veritext and The Wrench Group. Mr. Flynn previously served on the Board of Directors of CCC Information Services, Inc., United States Infrastructure, Inc., Del Taco, and Tank Holdings. Mr. Flynn was selected to our Board of Directors because he possesses particular knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, retail businesses and board practices of other major corporations.

WALTER ROBB	Age 66

Walter Robb has served on our Board of Directors since September 2013. Mr. Robb joined Whole Foods Market, a national grocer specializing in natural and organic products, in 1991 operating the Mill Valley, CA store until he became President of the Northern Pacific Region in 1993 where he grew the region from two to 17 stores. He became Executive Vice President of Operations in 2000, Chief Operating Officer in 2001 and Co-President in 2004. He served as Co-CEO of Whole Foods Market from 2010 to 2016. Mr. Robb also currently serves on the Board of Directors of Aphria, Inc., where he is also a member of the compensation committee, and also serves on the Board of Directors of private companies Union Square Hospitality Group, LLC, Heat Genie, Apeel Sciences, New Barn Organics, and Food Maven. Mr. Robb previously served on the

Board of Directors of Whole Foods Market, Whole Kids Foundation, Whole Planet and Whole Cities Foundation. Mr. Robb was selected to our Board because he brings financial and risk assessment experience as well as his retail, entrepreneurial and management experience.

WENDI STURGIS	Age 53

Wendi Sturgis has served on our Board of Directors since August 2019. Wendi Sturgis currently serves as Chief Executive Officer of Yext, Europe at Yext, Inc., a New York based technology company operating in the area of on-line brand management, a position that she has held since April 2019. Ms. Sturgis joined Yext in 2011, and has held a variety of executive roles, including Executive Vice President of Sale and Services from August 2011 to December 2016 and Chief Client Officer from December 2016 to August 2019. Ms. Sturgis previously ran the North America Account Management team at Yahoo! Inc., where she was responsible for an 800 person organization and $1.4 billion in revenue. She has also previously held executive positions at Price Waterhouse, Oracle, Scient, Gartner and Right Media, and served as a director of Student Transportation of America, where she gained experience in cybersecurity leading the company’s annual cybersecurity risk review. Ms. Sturgis also serves on the board of directors of Georgia Tech Foundation and Kustomer, Inc. Ms. Sturgis was selected to our Board of Directors because of her leadership experience in the technology, digital transformation and marketing fields.

PROPOSAL 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending April 3, 2021. Our Board has directed that this appointment be submitted to our shareholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our shareholders and believe that shareholder ratification of our appointment is a good corporate governance practice.

Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended March 28, 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting via live webcast and be available to respond to appropriate questions from shareholders.

In the event that the appointment of Ernst & Young LLP is not ratified by the shareholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending April 2, 2022. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of The Container Store.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 3 Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company requests that our shareholders cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers identified in the section titled “Executive and Director Compensation” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders hereby approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the section titled “Executive and Director Compensation,” the Summary Compensation Table and the other related tables and disclosures.”

We believe that our compensation programs and policies for the fiscal year ended March 28, 2020 were an effective incentive for the achievement of the Company’s goals, aligned with shareholders’ interest and worthy of continued shareholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive and Director Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.

This vote is merely advisory and will not be binding upon the Company, the Board or the Culture and Compensation Committee, nor will it create or imply any change in the duties of the Company, the Board or the Culture and Compensation Committee. The Culture and Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this important matter. In accordance with the advisory vote regarding the frequency of “say-on-pay” votes held at the 2019 Annual Meeting of Shareholders, the Company has determined to continue to hold the “say-on-pay” advisory vote every year until the next such “say-on-pay” frequency advisory vote. The next “say-on-pay” advisory vote will occur at the 2021 Annual Meeting of Shareholders.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed The Container Store’s audited financial statements for the fiscal year ended March 28, 2020 and has discussed these financial statements with management and The Container Store’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, The Container Store’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Container Store’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and The Container Store, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from The Container Store. Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in The Container Store’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020.

Robert E. Jordan (Chair)

Rajendra (“Raj”) Sisodia

Caryl Stern

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	Fiscal 2019	Fiscal 2018
Audit Fees	$1,621,759	$1,700,945
Audit-Related Fees	—	—
Tax Fees	$148,573	$150,095
All Other Fees	$1,445	$3,394
Total Fees	$1,771,777	$1,854,434

AUDIT FEES

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

TAX FEES

Tax fees comprise fees for a variety of permissible services relating to international tax compliance, tax planning, and tax advice.

ALL OTHER FEES

All other fees were paid for an online technical research tool.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

Our Audit Committee’s charter provides that the Audit Committee, or the chair of the committee, must pre-approve any audit or non-audit service provided to us by our independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. Without limiting the foregoing, the Audit Committee may delegate authority to one or more independent members of the committee to grant pre-approvals of audit and permitted non-audit services. Any such pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Melissa Reiff [1]	65	Chairwoman of the Board of Directors, Chief Executive Officer and President
Jodi Taylor [2]	57	Chief Financial Officer, Chief Administrative Officer and Secretary
Melissa Collins [3]	53	Chief Marketing Officer
John Gehre [4]	50	Chief Merchandising Officer

[1]	See biography on page 10 of this proxy statement.
[2]

Jodi Taylor has served as our Chief Financial Officer and Chief Administrative Officer since July 2016, Chief Financial Officer since December 2007, and as our Secretary since October 2013. Ms. Taylor is responsible for the business areas of Finance, Accounting, Investor Relations, Real Estate, Procurement, Payroll, Benefits, Legal, and Loss Prevention. Prior to joining us, Ms. Taylor served as Chief Financial Officer and Secretary from 1998 to 2007 at Harold’s, a then publicly traded apparel retailer. From 1986 to 1998, Ms. Taylor was an executive with Baby Superstore, Inc. or successor companies, which after an IPO in 1994, was ultimately acquired by Toys “R” Us, Inc. in 1996. Ms. Taylor has been nominated to serve on the board of directors of The J. M. Smucker Company. Ms. Taylor was formerly an auditor with Deloitte, Haskins, & Sells (now Deloitte & Touche).

[3]

Melissa Collins has been with The Container Store for 22 years and has served as our Chief Marketing Officer since July 2016. Ms. Collins serves as the Company’s primary marketing strategist, and oversees such key functional areas as brand positioning, advertising, public relations, digital marketing, visual merchandising, e-commerce, social media and “POP! Perfectly Organized Perks”, our customer engagement and loyalty program. Previously, from August 2008 to July 2016, Ms. Collins served as Vice President of Creative and Online. Prior to that, she served in a variety of roles with increasing responsibility, beginning as Art Director and progressing to Senior Director of Creative and Online Services.

[4]

John Gehre has served as our Chief Merchandising Officer since August 2019 and, prior to that, as Executive Vice President of Merchandising and Planning since May 2018, with responsibility for product assortment, inventory allocation, global sourcing initiatives and private label strategy. Prior to joining The Container Store, Mr. Gehre served as the Vice President of General Merchandise, Global Sourcing, and Front End from February 2007 to January 2018 at H-E-B, an American supermarket chain. Mr. Gehre previously gained experience in merchandise planning, product development, omni-channel marketing, and supply chain with BJ’s Wholesale, Linens ‘n Things, Saks Fifth Avenue and Federated.

CORPORATE GOVERNANCE

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Culture and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of The Container Store. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investor Relations” page of our website located at www.containerstore.com, or by writing to our Secretary at our offices at 500 Freeport Parkway, Coppell, Texas 75019.

Board Composition

Our Board of Directors currently consists of nine members: Timothy J. Flynn, J. Kristofer Galashan, Robert E. Jordan, Melissa Reiff, Walter Robb, Rajendra (“Raj”) Sisodia, Jonathan D. Sokoloff, Caryl Stern and Wendi Sturgis. As indicated in our Amended and Restated Certificate of Incorporation, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by a majority of the total number of authorized directors. Any additional directorships resulting from an increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.

Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur. Because LGP controls a majority of the voting power of our Common Stock, we expect that LGP will control the election of our directors.

Controlled Company Exemptions

Certain affiliates of LGP control a majority of the voting power of our outstanding Common Stock. As a result, we are a “controlled company” under the rules of the New York Stock Exchange (“NYSE”). As a controlled company, we are not required to comply with certain corporate governance requirements, including the following requirements: that a majority of our Board of Directors consists of “independent directors,” as defined under the NYSE rules; that we have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and that we conduct an annual performance evaluation of our Nominating and Corporate Governance Committee and Culture and Compensation Committee.

Currently, a majority of the directors on our Board are independent and our Nominating and Corporate Governance Committee consists entirely of independent directors. However, in reliance on the exemption available to “controlled companies” from the compensation committee independence requirements under NYSE rules, our Culture and Compensation Committee consists of a majority of independent directors. For so long as we remain a “controlled company,” we may continue to avail ourselves of the exemptions available to “controlled companies”.

If at any time we cease to be a “controlled company” under the NYSE rules, our Board intends to take any action that may be necessary to comply with the NYSE rules, subject to a permitted “phase-in” period.

Director Independence

Our Board of Directors has affirmatively determined that each of Timothy J. Flynn, J. Kristofer Galashan, Robert E. Jordan, Rajendra (“Raj”) Sisodia, Jonathan Sokoloff, Caryl Stern and Wendi Sturgis is an “independent director,” as defined under NYSE rules. In evaluating and determining the independence of the directors, the Board considered that The Container Store may have certain relationships with its directors. Specifically, the Board considered that Messrs. Flynn, Galashan and Sokoloff are affiliated with LGP, which owns approximately 55.1% of our outstanding Common Stock as of July 2, 2020. The Board determined that this relationship does not impair their independence from us and our management. The Board also considered that Messrs. Flynn and Sokoloff serve on the board of directors of Advantage Solutions, Inc. (“Advantage”), a company that provides online advertising services to the Company, and that LGP owns approximately 33% of Advantage’s common stock. Since the beginning of fiscal 2019, the Company paid approximately $320,976 in fees to Advantage. The Board has determined that the Company’s relationship with Advantage does not impair the independence of Messrs. Flynn and Sokoloff from us and our management.

Director Candidates

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board of Directors that may be included in any stockholders agreement to which we are a party.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our shareholders.

Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider (i) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (ii) all other factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. In particular, experience, qualifications or skills in the following areas are particularly relevant: retail merchandising; marketing and advertising; consumer goods; sales and distribution; accounting, finance, and capital structure; strategic planning and leadership of complex organizations; legal/regulatory and government affairs; people management; communications and interpersonal skills and board practices of other major corporations. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, The Container Store Group, Inc., 500 Freeport Parkway, Coppell, Texas 75019. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Interested Parties

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the lead director, chairperson of any of the Audit, Nominating and Corporate Governance, and Culture and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 500 Freeport Parkway, Coppell, Texas 75019, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Board Leadership Structure and Role in Risk Oversight

Our Corporate Governance Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be separated or combined, and our Board of Directors exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, Melissa Reiff serves as both our Chief Executive Officer and Chairwoman of the Board, and is expected to serve in these roles until the conclusion of the Annual Meeting of Shareholders in 2021. The Board has carefully considered its leadership structure and determined that combining the positions of Chief Executive Officer and Chairperson of the Board currently serves the best interests of the Company and its shareholders. Specifically, the Board believes that Ms. Reiff is best situated to serve as Chairperson during the transitionary period following William A. “Kip” Tindell’s retirement in August 2019 given her deep knowledge of our business and strategy and ability to draw on that experience in order to provide the Board, in coordination with the Lead Director, leadership to focus its discussions, review and oversight of the Company’s strategy, business, and operating and financial performance.

We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Our Board of Directors will continue to consider whether the positions of Chairperson of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.

Our Corporate Governance Guidelines provide that whenever our Chairperson of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors will elect a lead director whose responsibilities include presiding over all meetings of the Board at which the Chairperson is not present, including any executive sessions of the independent directors or the non-management directors; assisting in scheduling Board meetings and approving meeting schedules; communicating and collaborating with the Chief Executive Officer on various matters; and acting as the liaison between the independent or non-management directors and the Chairperson of the Board, as appropriate. The full list of responsibilities of our lead director may be found in Annex A to our Corporate Governance Guidelines. Our independent directors have elected Robert E. Jordan to serve as our lead director until the 2020 Annual Meeting of Shareholders, at which time the independent directors intend to elect a lead director to serve until the 2021 Annual Meeting of Shareholders.

Our Board of Directors is responsible for overseeing our risk management process. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, including cybersecurity and risks relating to the ongoing COVID-19 pandemic, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the code is available on our website located at www.containerstore.com in the “Corporate Governance” section of the “Investor Relations” page. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from engaging in all hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving our equity securities.

Attendance by Members of the Board of Directors at Meetings

There were five meetings of the Board of Directors during the fiscal year ended March 28, 2020. During the fiscal year ended March 28, 2020, each Director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the Director served during the period in which he or she served as a Director.

Our Corporate Governance Guidelines provide that all directors are expected to make best efforts to attend the Annual Meeting. Nine out of ten directors who were members of our Board at the time of the 2019 Annual Meeting of Shareholders attended the meeting.

Executive Sessions

The non-management members of the Board meet in regularly scheduled executive sessions. Robert E. Jordan, as the current lead director, presides over the regularly scheduled executive sessions at which he is present.

Environmental, Social and Governance Approach

Governance of Corporate Responsibility

Our Board of Directors’ primary duty of overseeing our corporate strategy and enterprise risk management program includes the Board’s oversight of how environmental, social and governance (“ESG”) issues may impact the long-term interests of our stakeholders. Our Board and its committees play a critical role in oversight of our corporate culture and holds management accountable for its maintenance of high ethical standards, governance practices and compliance programs to protect our business, employees and reputation.

Corporate responsibility promotes the long-term interests of our stakeholders and strengthens Board and management accountability. We believe good governance at all levels is necessary to drive corporate responsibility, and that our corporate governance is more effective when we consider environmental and social issues as a part of our corporate strategy, key risks, and operations. The Container Store’s seven Foundation Principles articulate our culture and commitment to best serve our employees, customers, vendors, communities, and stockholders. Our Foundation Principles are simple business philosophies that guide each decision we make. You can learn about our Foundation Principles on our blog, www.whatwestandfor.com.

We believe that environmentally and socially responsible operating practices go hand in hand with generating value for our shareholders.

Environmental Stewardship

At The Container Store, we are focused on ESG factors that are connected to our strategic business initiatives. We are increasingly engaging in sustainable practices that we believe drive value, efficiency, and quality of environment for our stakeholders. In keeping with our belief, we endeavor to contribute to a sustainable society by reducing environmental impacts of our products at each stage of development and selling the highest quality products that will last over time.

Our Elfa-manufactured products, which contributed approximately 29% of our fiscal 2019 retail sales, are largely made from recycled materials. Elfa further enhanced its robust sustainability program in fiscal 2019, increasing its efforts to support the United Nation’s Sustainable Development Goals and adhering to the ten principles outlined in the UN Global Compact, to which it has been a signatory since 2018.

Employee and Stakeholder Engagement

We desire to progress towards a fair, healthy and safe workplace, while creating work environment policies that promote diversity, equality and inclusion. We are committed to building our business on a foundation of ethics. We believe that when we create a workplace where our employees are engaged, committed and empowered for the long-term, we are better positioned to create value for our company, as well as for our stakeholders.

Attracting and retaining talent at all levels is vital to continuing our success. We promote work-life balance of our employees, we invest in our employees through high-quality benefits and various health and wellness initiatives, and we have created a healthy work environment in the locations we operate.

COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Culture and Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The members of each of the Board committees are set forth in the following chart.

Nominating and Corporate
Name	Audit	Culture and Compensation	Governance
Timothy J. Flynn*		Chair
J. Kristofer Galashan*			X
Robert E. Jordan*	Chair	X
Melissa Reiff
Walter Robb		X	X
Rajendra (“Raj”) Sisodia*	X		Chair
Jonathan D. Sokoloff*
Caryl Stern*	X	X
Wendi Sturgis*			X

*	Independent director

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include, but are not limited to:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm their independence from management;
●	reviewing with our independent registered public accounting firm the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The members of the Audit Committee are Robert E. Jordan, Caryl Stern and Rajendra (“Raj”) Sisodia, with Mr. Jordan serving as Chair. Our Board of Directors has affirmatively determined that each of Mr. Jordan, Ms. Stern and Mr. Sisodia meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the NYSE rules. In addition, our Board of Directors has determined that Mr. Jordan qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S K.

The Audit Committee met nine times during the fiscal year ended March 28, 2020.

CULTURE AND COMPENSATION COMMITTEE

The Culture and Compensation Committee is responsible for, among other matters:

●	reviewing and making recommendations to the Board regarding the compensation of our directors;
●	reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and, based upon these evaluations, setting the Chief Executive Officer’s compensation (either alone or, if directed by the Board, in conjunction with a majority of the independent directors of the Board);
●	overseeing an evaluation of the performance of our other executive officers and, after considering such evaluation, reviewing and setting or marking recommendations to the Board regarding the compensation of our other executive officers;
●	administering our incentive and equity-based plans and arrangements and making grants thereunder;
●	appointing and overseeing any compensation consultants; and
●	preserving and enhancing our strong culture.

The Culture and Compensation Committee consults with the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer. Under its charter, the Culture and Compensation Committee is permitted to delegate its authority to a subcommittee of the committee, and has formed a Section 16 subcommittee. The members of our Culture and Compensation Committee are Robert E. Jordan, Caryl Stern, Walter Robb and Timothy J. Flynn, with Mr. Flynn serving as Chair. Mr. Jordan, Ms. Stern and Mr. Flynn each qualify as independent under the NYSE’s heightened independence standards for members of a compensation committee. Mr. Robb does not qualify as independent under NYSE rules.

The Culture and Compensation Committee met four times during the fiscal year ended March 28, 2020.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other matters:

●	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors; and
●	developing and recommending to our Board of Directors a set of corporate governance guidelines and principles.

Our Nominating and Corporate Governance Committee consists of J. Kristofer Galashan, Walter Robb, Rajendra (“Raj”) Sisodia and Wendi Sturgis, with Mr. Sisodia serving as Chair. Mr. Galashan, Mr. Sisodia and Ms. Sturgis are each independent under NYSE rules. Mr. Robb does not qualify as independent under NYSE rules.

The Nominating and Corporate Governance Committee met four times during the fiscal year ended March 28, 2020.

Executive and Director Compensation

DIRECTOR COMPENSATION

Unless specifically set forth in this section captioned "Director Compensation," the tabular and other disclosure herein regarding director compensation (including, without limitation, the number of shares and exercise price for stock options related to periods prior to the initial public offering of our Common Stock (our "IPO")) give effect to the approximate 5.9:1 stock split that occurred in connection with our IPO.

Fiscal 2019 Director Compensation Table

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)[1]	($)[2,3]	($)
Jonathan D. Sokoloff	$80,000	100,000	$180,000
Timothy J. Flynn	$95,000	100,000	$195,000
J. Kristofer Galashan	$80,000	100,000	$180,000
Walter Robb	$80,000	100,000	$180,000
Rajendra ("Raj") Sisodia	$95,000	100,000	$195,000
Robert E. Jordan	$120,000	100,000	$220,000
Caryl Stern	$80,000	100,000	$180,000
Wendi Sturgis [4]	$47,253	100,000	$147,253

[1]	Consists of amounts described below under "Narrative Disclosure to Director Compensation Table".
[2]

Represents the aggregate grant date fair value for restricted stock awards granted in fiscal 2019, determined in accordance with FASB ASC Topic 718. See Note 7. Stock-based compensation of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 for the assumptions used in valuing such restricted stock awards.

[3]	The following table sets forth the aggregate numbers of shares of restricted stock and stock options held by each of our non-employee directors on March 28, 2020.
[4]	Wendi Sturgis joined the Board of Directors on August 28, 2019 and received a pro-rata share of the fees earned or paid in cash for fiscal 2019.

	Aggregate Number
	of Shares of Restricted	Aggregate Number
	Stock	of Stock Options
Name	As of 03/28/20(#)	As of 03/28/20(#)
Jonathan D. Sokoloff	27,705	109,150
Timothy J. Flynn	27,705	109,150
J. Kristofer Galashan	27,705	109,149
Walter Robb	27,705	122,752
Rajendra ("Raj") Sisodia	27,705	122,752
Robert E. Jordan	27,705	122,752
Caryl Stern	27,705	94,691
Wendi Sturgis	21,599	—

Narrative Disclosure to Director Compensation Table

Non-Employee Director Compensation Policy

In connection with our IPO, our Board of Directors adopted a compensation policy that is applicable to all of our non-employee directors. We revised the policy on October 27, 2014, March 28, 2017, March 28, 2018, and again on April 8, 2019. Pursuant to the policy, each non-employee director receives an annual cash retainer of $80,000, payable quarterly. The chairperson of each Committee of the Board of Directors receives an additional annual cash retainer of $15,000 per year. The Lead Director of the Board of Directors receives an additional annual cash retainer of $25,000 per year. In the case of the directors affiliated with LGP, such retainers are paid directly to LGP and not to the director individually. There are no fees paid for board or committee meeting attendance. All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of our Board of Directors.

With respect to the fiscal year ended March 28, 2020, the directors received all fees due under the policy. On March 26, 2020, in light of the outbreak of COVID-19 and the associated impact on the Company’s business operations, each of the directors agreed to waive the receipt of his or her annual and additional annual cash retainers for the quarter ending June 27, 2020, which were payable on April 1, 2020.

Pursuant to our non-employee director compensation policy each non-employee director receives an annual grant of an equity award of stock options, restricted shares or restricted stock units, as determined by our Board of Directors (pursuant to the policy in effect prior to 2018, such equity award was solely in the form of stock options), under the Amended and Restated 2013 Incentive Award Plan (described below) with a grant date fair value of approximately $100,000. Each non-employee director initially elected or appointed to our Board of Directors on a date other than the date of an annual meeting of shareholders will be granted a prorated portion of the annual award for the applicable year. If an equity award is in the form of stock options, the per-share exercise price of each stock option granted to a non-employee director will equal the fair market value of a share of our Common Stock on the date of grant. Each such equity award granted under the non-employee director compensation policy generally vests ratably in equal annual installments over three years, subject to the non-employee director’s continued service through the vesting date, subject to acceleration immediately prior to the occurrence of a change in control.

On February 25, 2015, we adopted a non-employee director stock ownership policy, pursuant to which each non-employee director is required over time to hold a number of shares of Common Stock with a value, measured based on the fair market value of a share of our Common Stock on the date of measurement, equal to one times the cash compensation received for his or her first full year of service on our Board of Directors. For these purposes, shares include only vested shares of stock or stock options, and with respect to stock options, a number of shares with a value equal to the exercise price of the stock option is subtracted from the shares subject to the option. Compliance with the guidelines is required within five years of a director joining our Board of Directors or, if later by February 25, 2020, the fifth anniversary of the date of adoption of the policy. Following the first date on which a non-employee director holds the minimum number of shares that meets the relevant equity threshold, such non-employee director will be deemed to continue to comply with the policy so long as such non-employee director continues to hold at least as many such shares, notwithstanding any decrease in the fair market value per share of our Common Stock or any increase in cash compensation following such date. As of March 28, 2020, all of our directors were in compliance with our non-employee director stock ownership policy.

William A. ("Kip") Tindell, III Employment Agreement

Until he retired as an executive officer and as our Chairman on August 28, 2019, Mr. Tindell served as both an executive officer and a director of the Company pursuant to an employment agreement entered into between the Company and him on May 6, 2016, effective as of July 1, 2016. Mr. Tindell did not receive any compensation in respect of his service as a director in fiscal 2019.

The term of Mr. Tindell’s employment agreement expired on August 28, 2019, which was the date of the annual meeting of the Company’s shareholders in 2019. Mr. Tindell did not stand for re-election at the 2019 annual meeting and is no longer serving on our Board.

Mr. Tindell’s employment agreement provided that, during the term, Mr. Tindell would be Chairman of the Board, a director on the board of directors of Elfa and an employee of the Company. It provided for an annual base salary of $675,000 during fiscal 2016 and $350,000 thereafter during the term and for an annual cash performance-based bonus for fiscal 2016 with a target of 20% of his annual base salary and a maximum of 40% of his annual base salary. Mr. Tindell was not entitled to an annual cash bonus in fiscal 2017, 2018 or 2019. Pursuant to Mr. Tindell’s employment agreement, during the term, he was entitled to receive the same type and amount of equity-based compensation awards provided generally to the Company’s non-employee directors from time to time.

Mr. Tindell’s employment agreement provides for certain payments and benefits upon termination by us without cause, by Mr. Tindell for good reason or due to Mr. Tindell’s death or disability. No such payments or benefits were triggered in connection with Mr. Tindell’s retirement on August 28, 2019.

Mr. Tindell agreed that, during his employment with us and during the two-year period following the termination date, he will not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants.

EXECUTIVE COMPENSATION

The discussion below provides compensation information for our "named executive officers," consisting of our principal executive officer and our two other most highly compensated executive officers. Our named executive officers for fiscal 2019 were:

●	Melissa Reiff, who has served as Chief Executive Officer since July 1, 2016, and as (i) President, since the conclusion of the 2019 annual meeting, and (ii) the Chairwoman of our Board of Directors since the conclusion of the 2019 annual meeting. Ms. Reiff has also served as Chairwoman of the Board of Directors of Elfa International AB since the conclusion of the 2019 annual meeting and will continue in that role until March 1, 2021.
●	Jodi Taylor, who has served as Chief Financial Officer, Chief Administrative Officer and Secretary since July 1, 2016, and who will cease serving as Chief Financial Officer between March 1, 2020 and September 1, 2020, on a date mutually agreed to between her and the Company.
●	Melissa Collins, who has served as our Chief Marketing Officer since July 1, 2016.

Unless specifically set forth in this section captioned "Executive Compensation", the tabular and other disclosure herein regarding executive compensation (including, without limitation, the number of shares and exercise price for stock options related to periods prior to our IPO) give effect to the approximate 5.9:1 stock split that occurred in connection with our IPO.

Summary Compensation Table

The following table shows the compensation earned by our named executive officers during fiscal 2019 and, for Mses. Reiff and Taylor, during 2018.

					Non equity
Name and					incentive plan	All other
principal		Salary	Bonus	Stock awards	compensation	compensation	Total
position	Fiscal year	($)[1]	($)[2]	($)[3]	($)[4]	($)[5]	($)
Melissa Reiff	2019	875,000	193,000	1,312,494	19,000	4,313	2,403,807
President and Chief Executive Officer	2018	812,692		1,000,000	672,000	3,421	2,488,113
Jodi Taylor	2019	600,000	90,000	419,993	7,000	4,313	1,121,306
Chief Financial Officer, Chief Administrative Officer and Secretary	2018	537,692		367,500	304,000	2,748	1,211,940
Melissa Collins
Chief Marketing Officer	2019	338,462		124,993	90,771	3,288	557,514

[1]

As described further under "Executive Compensation—Narrative Disclosure to Summary Compensation Table—Base Salary" below, effective March 30, 2020, the named executive officers’ base salaries were reduced. These reductions did not affect the amount of the base salaries earned by the named executive officers in the fiscal year ended March 28, 2020.

[2]

The amounts in this column reflect discretionary bonuses awarded to Mses. Reiff and Taylor, as described further under "Executive Compensation—Narrative Disclosure to Summary Compensation Table—Annual Cash Incentives" below. As described in more detail in that section, on March 26, 2020, the Company and Mses. Reiff and Taylor agreed to defer receipt of these discretionary bonuses until such later date as either the Culture and Compensation Committee or the Board determines.

[3]

For 2019, reflects the aggregate grant date fair value of (i) time-based restricted stock awards granted in fiscal 2019, which equaled $328,125 for Ms. Reiff, $105,000 for Ms. Taylor and $31,248 for Ms. Collins, and (ii) performance-based restricted stock awards, which, based upon 100% achievement of performance targets that represented the probable outcome of the performance targets, equaled $984,369 for Ms. Reiff, $314,993 for Ms. Taylor and $93,745 for Ms. Collins. At maximum achievement of the performance targets, the values of the performance-based restricted stock awards would have been $1,279,678 for Ms. Reiff, $409,491 for Ms. Taylor and $121,865 for Ms. Collins. See Note 7. Stock-based compensation of the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2019 for the assumptions used in valuing such restricted stock awards. See "Executive Compensation—Narrative Disclosure to Summary Compensation Table—Long Term Equity Incentives" below for a description of these awards.

[4]

The amounts in this column reflect the annual cash awards earned by Mses. Reiff, Taylor and Collins under our annual bonus programs for fiscal 2019 performance and, for Mses. Reiff and Taylor, for fiscal 2018 performance, as described further under "Executive Compensation—Narrative Disclosure to Summary Compensation Table—Annual Cash Incentives" below. For Ms. Collins, the amounts in this column also reflect cash awards earned under our quarterly bonus program for the fiscal year ended March 28, 2020, as described further under "Executive Compensation—Narrative Disclosure to Summary Compensation Table—Quarterly Cash Incentives" below. As described in more detail in “Executive Compensation—Narrative Disclosure to Summary Compensation Table” below, on March 26, 2020, the Culture and Compensation Committee and the Board determined to defer the payment to the named executive officers of (1) any annual bonuses for the fiscal year ended March 28, 2020, (2) any then-unpaid quarterly cash bonus for such fiscal year and (3) any quarterly cash bonus for any future fiscal quarter in the fiscal year ending April 3, 2021, until a later date determined by the Culture and Compensation Committee or the Board.

[5]	Reflects 401(k) matching contributions made to the named executive officers’ accounts by us

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

In fiscal 2019, we compensated our named executive officers through a combination of base salary, cash incentive opportunities, and other benefits as described below. Our named executive officers also were granted time-based and performance-based restricted shares and continued to hold stock options, time-based restricted shares, and performance-based restricted shares granted in previous years.

Base Salary

The base salaries for Mses. Reiff and Taylor were determined pursuant to negotiation, as set forth in employment agreements, described below. The base salary of Ms. Collins was set by the Culture and Compensation Committee, based on recommendations by Ms. Reiff.

Mses. Reiff and Taylor received raises in connection with the negotiation of their new employment agreements in fiscal 2018.

In light of the outbreak of COVID-19 and the associated impact on our business operations, the Board approved the reduction of the base salaries of each of the named executive officers, effective March 30, 2020. Ms. Reiff’s base salary was reduced by 45%, from $875,000 to $481,250. Ms. Taylor’s base salary was reduced by 33% from $600,000 to $402,000. Ms. Collins’ base salary was reduced by 33% from $350,000 to $234,500. The Company has entered into amended employment agreements with Mses. Reiff and Taylor, under which each officer has agreed to the above reduction, which will continue to apply until determined otherwise by the Board.

Annual Cash Incentives

In fiscal 2019, Ms. Reiff and Ms. Taylor were eligible to receive annual performance-based cash bonuses based on percentages of base salary under the Amended and Restated 2013 Incentive Award Plan. The bonuses were determined using a performance grid based on our total consolidated annual sales, consolidated adjusted annual EBITDA and comparable store sales.

For fiscal 2019, the minimum bonus level under the Amended and Restated 2013 Incentive Award Plan for Ms. Reiff and Ms. Taylor was set at 0% of annual base salary, and the maximum level was set at 200% of annual base salary for Ms. Reiff and 150% for Ms. Taylor. The target level was established at 130% of annual base salary for Ms. Reiff and 85% of annual base salary for Ms. Taylor. With respect to such target levels for fiscal 2019, 55% was based upon consolidated adjusted annual EBITDA, 10% on total consolidated annual sales and 35% on comparable store sales. The Board approved a scale to determine the amount of the bonuses to be paid based on achievement of the performance targets, including, the achievement of a comparable store sales target of 3.5%.

Based on performance prior to the onset of the COVID-19 pandemic, the Company determined that it would have achieved comparable store sales of approximately 3.6% for the fiscal year ended March 28, 2020 and, as a result, that Mses. Reiff and Taylor would have earned annual bonuses of approximately $424,000 and $194,000, respectively. However, due to the outbreak of the COVID-19 pandemic and the associated impact on the Company’s business operations, including certain store closures that occurred during March 2020, the Company achieved comparable store sales of approximately 2.9% for the fiscal year ended March 28, 2020 and, as a result, that Mses. Reiff and Taylor would actually earn 2019 bonuses of $19,000 and $7,000, respectively. The amounts of these earned bonuses are shown in the Summary Compensation Table above in the "Non equity incentive plan compensation" column.

In light of the unforeseeable and extraordinary nature of the COVID-19 pandemic, the Board determined to grant an additional discretionary bonus to each of Mses. Reiff and Taylor in an amount equal to the difference between (1) 50% of the bonus that each executive was projected to have earned but for the onset of the COVID-19 pandemic and (2) the bonus actually earned by each executive applying the original performance targets. These discretionary bonus amounts were $193,000 for Ms. Reiff and $90,000 for Ms. Taylor and are shown in the Summary Compensation Table above in the "Bonus" column.

Notwithstanding the determination of the bonus amounts, on March 26, 2020, the Culture and Compensation Committee and the Board determined to defer the payment of such bonuses, along with (1) any annual cash bonus for the fiscal year ended March 28, 2020 and (2) any then-unpaid quarterly cash bonus for such fiscal year or for any future fiscal quarter in the fiscal year ending April 3, 2021, that each named executive officer would otherwise be deemed eligible to receive based on the achievement of previously-established performance targets. Mses. Reiff and Taylor have amended their employment contracts to temporarily defer the payment of any annual cash bonus for the fiscal year ended March 28, 2020 until such later date as either the Culture and Compensation Committee or the Board determines.

Quarterly Cash Incentives

Ms. Collins participates in our Executive & Company Leadership Team Quarterly Bonus Plan, which provides quarterly, cash incentive-based bonuses to employees who are part of our Executive Leadership Team and Company Leadership Team. To be eligible for a bonus, the employee must be employed for the full fiscal quarter with respect to which the bonus is paid and on the date of the bonus payment. Bonuses are paid during the regularly scheduled payroll cycle after each fiscal quarter’s earnings are publicly released. The amount of each bonus is calculated as a percentage of our adjusted EBITDA for the fiscal quarter. The percentage is communicated to each participant individually. The plan is a discretionary plan and can be modified or terminated by the Company at any time. Ms. Collins was paid $10,644, $22,425, and $22,008 for each of the first, second, and third fiscal quarters of the fiscal year ended March 28, 2020, respectively. For the fourth fiscal quarter, Ms. Collins was awarded a bonus of $35,694, but, on March 26, 2020, the Culture and Compensation Committee and the Board determined to defer payment of the bonus as described more fully above.

Long Term Equity Incentives

Prior to our IPO, we maintained an equity incentive plan, the 2012 Stock Option Plan of TCS Holdings, Inc. (the "2012 Stock Option Plan"), pursuant to which, on June 20, 2012, we granted stock options to Ms. Taylor and Ms. Reiff. Like the stock options granted under the 2012 Stock Option Plan to our other employees, such stock options were originally scheduled to vest in equal installments over five years from the date of grant, but the vesting of all the stock options granted under the 2012 Stock Option Plan was fully accelerated as of the consummation of our IPO. As of our IPO, no further stock options have been or will be granted under the 2012 Stock Option Plan.

Upon our IPO, we adopted, and our shareholders approved, our 2013 Incentive Award Plan, which permits the granting of stock-based compensation awards and cash-based performance bonus awards. In 2017, our Board of Directors adopted, and our shareholders approved, our Amended and Restated 2013 Incentive Award Plan. The Amended and Restated 2013 Incentive Award Plan provides for the grant of, among other awards, stock options, stock appreciation rights, or SARs (as defined below), restricted stock awards, restricted stock unit awards, deferred stock awards, deferred stock unit awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards.

In connection with our IPO, we granted stock options to certain of our employees, including the stock options granted to the named executive officers shown in the Fiscal 2018 Outstanding Equity Awards at Fiscal Year-End table below. All such stock options were immediately vested and exercisable as of the consummation of our IPO. We have not granted any other stock options to our named executive officers.

On July 1, 2016, in connection with the negotiation of new employment agreements for the named executive officers, we granted, under our Amended and Restated 2013 Incentive Award Plan, 46,125 time-based restricted shares to Ms. Reiff and 11,526 time-based restricted shares to Ms. Taylor, each vesting in equal annual installments on April 1, 2017, April 1, 2018 and April 1, 2019, subject only to continued employment. In addition, we granted 179,889 performance-based restricted shares to Ms. Reiff and 44,954 performance-based restricted shares to Ms. Taylor. Such numbers of performance-based restricted shares represent the maximum number of shares, of which 75% could have performance-vested based on the Company’s performance with respect to certain consolidated adjusted annual EBITDA goals in fiscal 2016 and 25% could have performance-vested based on the Company’s performance with respect to certain total consolidated annual sales goals in fiscal 2016. Such figures represent 130% of the target amounts for such awards. Based on fiscal 2016 performance, Ms. Reiff performance-vested in 62,269 such restricted shares and Ms. Taylor performance-vested in 15,561 such restricted shares. Of such shares that have performance-vested, one-third time-vested on April 1, 2018, one-third time-vested on April 1, 2019 and the remainder will time-vest on April 1, 2020, subject to continued employment.

On June 1, 2018, we granted, under our Amended and Restated 2013 Incentive Award Plan, 32,552 time-based restricted shares to Ms. Reiff and 11,963 time-based restricted shares to Ms. Taylor, each vesting in equal annual installments on June 1, 2019, June 1, 2020 and June 1, 2021, subject only to continued employment. In addition, we granted 126,952 performance-based restricted shares to Ms. Reiff and 46,654 performance-based restricted shares to Ms. Taylor. Such numbers of performance-based restricted shares represent the maximum number of shares, of which 60% could have performance-vested based on the Company’s performance with respect to certain consolidated adjusted annual EBITDA goals, 26.7% could have performance-vested based on total consolidated annual sales and 13.3% could have performance-vested based on achievement of strategic initiatives. Such figures represent 130% of the target amounts for such awards. Based on fiscal 2018 performance, Ms. Reiff performance-vested in 59,473 such restricted shares, and Ms. Taylor performance-vested in 21,856 such restricted shares. Such shares that have performance-vested will time-vest in equal annual installments on June 1, 2019, June 1, 2020 and June 1, 2021, subject to continued employment.

On June 1, 2019, we granted, under our Amended and Restated 2013 Incentive Award Plan, 46,675 time-based restricted shares to Ms. Reiff, 14,936 time-based restricted shares to Ms. Taylor and 4,445 time-based restricted shares to Ms. Collins, each vesting in equal annual installments on June 1, 2020, June 1, 2021 and June 1, 2022, subject only to continued employment. In addition, we granted 182,031 performance-based restricted shares to Ms. Reiff, 58,249 performance-based restricted shares to Ms. Taylor and 17,335 performance-based restricted shares to Ms. Collins. Such numbers of performance-based restricted shares represent the maximum number of shares, of which 53.3% could have performance-vested based on the Company’s performance with respect to certain consolidated adjusted annual EBITDA goals, 26.7% could have performance-vested based on comparable store sales and 20% could have performance-vested based on achievement of strategic initiatives. Such figures represent 130% of the target amounts for such awards.

Based on our performance prior to the onset of the COVID-19 pandemic and absent the impact of the pandemic, we determined that the Company would have achieved comparable store sales of approximately 3.6% for the fiscal year ended March 28, 2020 and, as a result, the percentage of performance-based restricted shares earned as of June 1, 2020 would have been 49.2% (the projected vested percentage). Due to the outbreak of the COVID-19 pandemic and the associated impact on the Company’s business operations, including certain store closures that occurred during March 2020, the Company determined it would achieve comparable store sales of approximately 2.9% for the fiscal year ended March 28, 2020. As a result, the percentage of performance-based restricted shares earned as of June 1, 2020 will be approximately 35.7% (the actual vested percentage).

In light of the unforeseeable and extraordinary nature of the COVID-19 pandemic, the Board determined that the number of performance-based restricted shares that vest on June 1, 2020 based on performance in fiscal 2019 should be increased by a number equal to the product of (i) the number of shares subject to the grant and (ii) the excess of (a) the projected vested percentage over (b) the actual vested percentage. Applying this adjustment, the number of performance-based restricted shares that performance-vested for the fiscal year ended March 28, 2020 is 68,891 for Ms. Reiff, 22,045 for Ms. Taylor and 6,560 for Ms. Collins. Such shares that have performance-vested will time-vest in equal annual installments on June 1, 2020, June 1, 2021 and June 1, 2022, subject to continued employment.

All equity awards held by the named executive officers as of March 28, 2020 are shown in the Fiscal 2019 Outstanding Equity Awards at Fiscal Year-End Table below.

Section 162(m) of the Code imposes a $1 million limit on the amount that a public company may deduct for compensation paid to covered employees who are employed as of the end of the year. Prior to the U.S. Tax Cuts and Jobs Act of 2017 (the "Tax Reform Act"), compensation that qualified as "performance-based" under Section 162(m) of the Code was exempt from this $1 million deduction limitation. As part of the Tax Reform Act, the ability to rely on the "performance-based" exemption was, with certain limited exceptions, eliminated. Although we maintain compensation plans that originally were intended to permit the payment of compensation deductible under Section 162(m) of the Code, we may no longer be able to take a deduction for any compensation in excess of $1 million that is paid to a covered employee, subject to the Tax Reform Act’s limited transition relief rules.

Nonqualified Deferred Compensation Plan

In fiscal 2019, the named executive officers participated in a nonqualified deferred compensation plan pursuant to which participants may defer up to 50% of their base salaries and up to 100% of their bonuses until termination of employment. All employee contributions and earnings on such amounts are fully vested at all times. We may also make discretionary contributions to participants’ accounts, which vest in equal installments over six years, subject to acceleration upon a change of control. We have not made any such discretionary contributions in recent years. Participants may elect to invest the amounts in the plan in various established funds.

Perquisites and Other Benefits

We maintain, and the named executive officers participate in, a 401(k) retirement savings plan. Each participant may contribute to the 401(k) plan, through payroll deductions, up to 80% of his or her salary limited to the maximum allowed by the Internal Revenue Service regulations. All amounts contributed by employee participants and earnings on these contributions are fully vested at all times and are not taxable to participants until withdrawn. Employee participants may elect to invest their contributions in various established funds. We may also make contributions to the accounts of plan participants.

Our compensation program does not include any other material benefits or perquisites for our named executive officers. Except as set forth above, our named executive officers generally participate in the same programs as our other employees.

Employment Agreements

On January 23, 2019, in connection with long-term succession planning, Mses. Reiff and Taylor entered into new amended and restated employment agreements, effective as of January 23, 2019, that superseded their prior agreements. On November 6, 2019, Mses. Reiff and Taylor entered into amendments to their employment agreements to provide that they each will remain eligible to receive their annual bonuses for the fiscal year ending April 3, 2021, subject to the applicable performance criteria and other terms and conditions of such bonuses, so long as they remain employed with us through March 1, 2021, the end of the respective terms of their employment agreements. On March 26, 2020, in recognition of the impact of the global pandemic on our business, the Company and each of Mses. Reiff and Taylor signed amendments to the officers’ employment agreements to (i) reduce the base salary until otherwise determined by the Board and (ii) defer the payment of the bonus earned for the fiscal year ended March 28, 2020 until such later date as either the Culture and Compensation Committee or the Board determines. The agreements provide that the reduced salary will not be applied to the calculation of any severance compensation that may become due under the employment agreements in the future, and the officers agreed that the salary reduction and bonus deferral will not constitute “Good Reason” for purposes of the employment agreements.

Ms. Collins is not party to an employment agreement with us.

Melissa Reiff

Ms. Reiff’s employment agreement has a term ending on March 1, 2021. Ms. Reiff’s employment agreement provides that she will serve as (i) Chief Executive Officer, (ii) the Chairwoman of the Board between the 2019 annual meeting and the 2021 annual meeting, and (iii) Chairwoman of the board of directors of Elfa International AB commencing on the date the current Chairwoman of the board of directors of Elfa International AB resigns (but no later than at the conclusion of the 2019 annual meeting) and ending on March 1, 2021. Ms. Reiff’s employment agreement provides for an annual base salary of $875,000 (which was increased from $800,000 in the January 2019 amendment), subject to review annually for possible increase. As described above, in the March 2020 amendment, the Company and Ms. Reiff agreed to a 45% reduction of her base salary to $481,250 until such time as determined by the Board.

The agreement also provides for an annual cash performance-based bonus with a target of 130% of annual base salary and a maximum of 200% of annual base salary. As described above, in the November 2019 amendment, Ms. Reiff and the Company agreed that Ms. Reiff will remain eligible to receive the annual cash performance-based bonus for the fiscal year ending April 3, 2021, subject to the applicable performance criteria and other terms and conditions of such bonuses, so long as she remains employed with the Company through March 1, 2021, the end of the term of her agreement. As described above, in the March 2020 amendment, the Company and Ms. Reiff agreed to defer the payment of the annual cash performance-based bonus earned by Ms. Reiff for the fiscal year ended March 28, 2020 until such later date as either the Culture and Compensation Committee or the Board determines.

In addition, the agreement provides for annual grants of equity awards during the term, and, for the period commencing on March 1, 2021 and ending at the conclusion of the 2021 annual meeting of shareholders, the Company has agreed to pay Ms. Reiff a $200,000 fee in respect of her service as Chairwoman of the Board.

Ms. Reiff’s employment agreement provides certain severance benefits upon termination by us without “Cause” or by Ms. Reiff for “Good Reason”. Cause is generally defined as (a) a material breach by Ms. Reiff of any material provision of her agreement that is not corrected by her within 30 days after receipt of written notice from us specifying such breach, to the extent such breach is capable of cure, (b) her conviction of, or entry by her of a guilty or nolo contendere plea to, the commission of a felony or a crime involving moral turpitude, other than vicarious liability or traffic violations, (c) her intentional breach of company policies constituting theft or embezzlement from us or any of our customers or suppliers; or (d) her gross neglect or intentional misconduct in connection with the performance of any material portion of her duties (which, in the case of her gross neglect, is not corrected by her within 30 days after receipt of written notice from us specifying such neglect, to the extent that such neglect is capable of cure). Good Reason is generally defined as (i) an adverse change in Ms. Reiff’s title or reporting line or material duties, authorities or responsibilities, (ii) the assignment to Ms. Reiff of duties materially inconsistent with her position, (iii) a material breach by us of any material provision of her employment agreement, (iv) a reduction of her annual base salary or benefits (other than any such reduction by no more than 10% of her annual base salary which is part of, and generally consistent with, a general reduction affecting other of our similarly situated executives) or annual bonus opportunity, (v) a failure by us to pay any portion of her annual base salary or bonus or to otherwise provide benefits provided for in her agreement, or (vi) our requiring her to be headquartered at any office or location more than 50 miles from Coppell, Texas, except for required travel on the Company’s business to an extent substantially consistent with Ms. Reiff’s present business travel obligations, in each case subject to applicable notice and cure provisions. As described above, in the March 2020 amendment, the Company and Ms. Reiff agreed that the salary reduction and bonus deferral will not constitute “Good Reason” for purposes of the employment agreement.

Upon a termination of employment by us without Cause or due to disability or by Ms. Reiff for Good Reason, (a) she would be eligible to receive two times the sum of (i) her then-annual base salary and (ii) the greater of (1) her annual bonus earned for the immediately preceding fiscal year and (2) 130% of her annual base salary (prorated based on the number of days that she is employed by us during the fiscal year in which the date of termination occurs), payable in equal installments over two years on our regular payroll schedule, (b) her unvested equity awards subject solely to service-based vesting would become fully vested and exercisable, (c) her performance-based restricted shares for which the applicable performance period has ended would vest in the amount determined based on actual level of achievement of performance targets, and (d) she and her eligible dependents would be entitled to continuation of medical and welfare benefits for two years following the termination date, paid for by us.

Pursuant to the January 2019 amendment to Ms. Reiff’s employment agreement, upon a termination of employment by us without Cause or by Ms. Reiff for Good Reason within the two years following the date of a Change in Control (as defined in Ms. Reiff’s employment agreement), all restricted share awards subject to performance-based vesting with ongoing performance periods will fully vest in the amount that would have otherwise vested if the performance targets underlying such equity awards had been achieved at maximum levels.

The January 2019 amendment also added a severance provision that applies upon a termination of employment due to expiration of the term. Upon such a termination, Ms. Reiff would be eligible to receive severance that is substantially similar to that which Ms. Reiff would receive in the event of a termination of employment by us without Cause or by Ms. Reiff for Good Reason (outside the Change in Control context), with the exception that Ms. Reiff would receive continued cash payments of an amount equal to one times (rather than two times) the sum of (x) her annual base salary in effect immediately prior to the termination date and (y) the greater of (I) her earned annual bonus for the fiscal year immediately prior to the fiscal year in which the termination date occurs and (II) 130% of her annual base salary (with the amount in clause (y) prorated based on the number of days that she is employed by the Company during the fiscal year in which the termination date occurs).

As described above, in the March 2020 amendment, Ms. Reiff and the Company agreed that any severance calculation under the employment agreement would apply Ms. Reiff’s annual salary before application of the reduction in the March 2020 amendment.

Upon Ms. Reiff’s death, (a) her unvested equity awards subject to service-based vesting would become fully vested and exercisable, (b) her unvested performance-based restricted shares for which the applicable performance period has ended would vest in the amount determined based on actual level of achievement of performance targets, and (c) her designee or estate would be entitled to receive a prorated amount of the bonus she would have earned for the year of termination had she remained employed throughout the year based on actual performance.

Pursuant to Ms. Reiff’s employment agreement, any severance payment payable to Ms. Reiff remains subject to her execution of a release of claims in favor of us.

Also under Ms. Reiff’s employment agreement, Ms. Reiff agreed that, during her employment with us and during the two-year period following the termination date, she would not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants.

Jodi Taylor

Ms. Taylor’s employment agreement is substantially similar to Ms. Reiff’s employment agreement except that (a) her position is Chief Financial Officer, Chief Administrative Officer and Secretary and she will continue to serve in such positions until a mutually agreed upon date after March 1, 2020 but before September 1, 2020, at which point she will no longer serve as Chief Financial Officer and a successor Chief Financial Officer will be named, but she will continue to serve as Chief Administrative Officer and Secretary, (b) her annual base salary is $600,000 (which was increased from $525,000 in the January 2019 amendment), (c) her target annual bonus is 85% of her annual base salary and her maximum annual bonus is 150% of her base salary (increased from 50% and 100%, respectively in fiscal 2017), (d) upon a termination of employment by us without cause or for death or disability or by her for Good Reason, her cash severance portion of severance payments and benefits would instead consist of two times the sum of (i) her then-annual base salary and (ii) the greater of (1) her annual bonus earned for the immediately preceding fiscal year and (2) 85% of her annual base salary (prorated based on the number of days that she is employed by us during the fiscal year in which the date of termination occurs), (e) upon a termination of employment due to expiration of the term, her cash severance portion of severance payments and benefits would instead consist of one times the sum described in clause (d) and (f) upon a termination of employment by us without cause or for disability or by her for Good Reason within the two years immediately following a Change in Control (as defined in Ms. Taylor’s employment agreement), Ms. Taylor’s cash severance portion of her severance payments and benefits will be payable in a lump sum, rather than installments.

As described above, in the March 2020 amendment, the Company and Ms. Taylor agreed (i) to reduce Ms. Taylor’s base salary by 33% to $402,000 until otherwise determined by the Board, (ii) to defer the payment of Ms. Taylor’s annual cash bonus earned for the fiscal year ended March 28, 2020 until such later date as either the Culture and Compensation Committee or the Board determines, (iii) that the reduced salary will not be applied to the calculation of any severance that may become due under the employment agreement in the future, and (iv) that the salary reduction and bonus deferral will not constitute “Good Reason” for purposes of the employment agreement.

Executive Severance Plan.

On August 28, 2019, the Culture and Compensation Committee adopted the Executive Severance Plan for members of its Company Leadership Team or Executive Leadership Team whose employment is (i) involuntarily terminated without Cause or (ii) arbitrarily terminated if the Company’s CEO chooses to replace the employee with other personnel without Cause, and who meet other terms and conditions set forth in the plan. “Cause” is defined in the plan as serious misconduct, such as, unlawful harassment, threatened or actual violence, theft, fraud, falsification of company records, release of confidential information or destruction of company property.

Ms. Collins is eligible to participate in the plan. Mses. Reiff and Taylor are not eligible because their employment agreements provide them with severance.

Under the plan, an employee is entitled to receive a stated minimum number of weeks of base salary based on the employee’s level, plus one additional week for each full year of service with the Company, subject to a cap. Based on her title of Chief Marketing Officer, Ms. Collins’ severance benefit would be a minimum of 52 weeks and would be capped at 78 weeks. Employees may receive quarterly discretionary bonuses earned before termination and may continue medical benefits under COBRA and the Company may also provide discretionary outplacement services, in both cases, subject to the terms and conditions set forth in the plan.

On March 28, 2020, the Board of Directors and the Culture and Compensation Committee determined to suspend the Executive Severance Plan in light of the outbreak of COVID-19 and the associated impact on the Company’s business. The plan is suspended until the Culture and Compensation Committee or the Board determines, and, for so long as it is suspended, neither Ms. Collins nor any other employees will be eligible to receive any severance payments or benefits under the plan.

Fiscal 2019 Outstanding Equity Awards at Fiscal Year-End

The table below sets forth certain information regarding the outstanding equity awards held by our named executive officers as of March 28, 2020.

		Option Awards				Stock Awards
		Number of	Number of
		securities	securities
		underlying	underlying				Market value of
		unexercised	unexercised			Number of units	units or shares
		options	options	Option	Option	or shares of	of stock that
		(#)	(#)	exercise price	expiration	stock that have	have not vested
Name	Grant date	exercisable	unexercisable	($)	date	not vested (#)	($)
Melissa Reiff	6/20/12[1]	37,723	—	$17.01	6/20/2022	—	—
	10/31/13[2]	522,934	—	$18.00	10/31/2023	—	—
	7/1/16[3]	—	—	—	—	20,757	$66,007
	6/1/18[4]	—	—	—	—	21,702	$69,012
	6/1/18[5]	—	—	—	—	39,649	$126,083
	6/1/19[6]	—	—	—	—	46,675	$148,426
	6/1/19[7]	—	—	—	—	68,891	$219,073
Jodi Taylor	6/20/12[1]	18,347	—	$17.01	6/20/2022	—	—
	10/31/13[2]	262,878	—	$18.00	10/31/2023	—	—
	7/1/16[3]	—	—	—	—	5,188	$16,497
	6/1/18[4]	—	—	—	—	7,976	$25,363
	6/1/18[5]	—	—	—	—	14,571	$46,335
	6/1/19[6]	—	—	—	—	14,936	$47,496
	6/1/19[7]	—	—	—	—	22,045	$70,103
Melissa Collins	6/20/12[1]	5,880	—	$17.01	6/20/2022	—	—
	10/31/13[2]	27,057	—	$18.00	10/31/2023	—	—
	10/31/13[8]	17,142	2,857	$18.00	10/31/2023	—	—
	8/2/16[3]	—	—	—	—	2,127	$6,763
	6/1/18[4]	—	—	—	—	2,713	$8,627
	6/1/18[5]	—	—	—	—	4,956	$15,760
	6/1/19[6]	—	—	—	—	4,445	$14,135
	6/1/19[7]	—	—	—	—	6,560	$20,860

[1]

These time-based stock options granted under the 2012 Stock Option Plan were originally scheduled to vest in five equal annual installments commencing on June 20, 2013. The vesting schedule, however, was fully accelerated in connection with our IPO so that all of these options became vested and exercisable.

[2]	These stock options were granted on the date of our IPO and were immediately vested and exercisable as of the consummation of our IPO.
[3]

These restricted shares were granted subject to performance conditions tied to the Company’s fiscal 2016 performance, as described above under "Long Term Equity Incentives". Of the original shares granted, one-third vested on April 1, 2018, one-third vested on April 1, 2019, and the remaining one-third, shown here, vested on April 1, 2020.

[4]

These time based restricted shares are scheduled to vest in equal annual installments on June 1, 2020 and June 1, 2021, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to disability or by the named executive officer for good reason.

[5]

These restricted shares were granted subject to performance conditions tied to the Company’s fiscal 2018 performance, as described above under “Long Term Equity Incentives”. Of the original shares granted, one-third vested on June 1, 2019, and the remaining two-thirds, shown here, will vest in equal installments on June 1, 2020 and June 1, 2021, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to death or disability or by the named executive officer for good reason.

[6]

These time based restricted shares are scheduled to vest in equal installments on June 1, 2020, June 1, 2021 and June 1, 2022, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to disability or by the named executive officer for good reason.

[7]

These restricted shares were granted subject to performance conditions tied to the Company’s fiscal 2019 performance, as described above under “Long Term Equity Incentives”. The numbers of shares shown here are the numbers that performance-vested as of March 28, 2020, plus such additional shares that the Culture and Compensation Committee deemed vested on such date. Of such shares, one-third are scheduled to time-vest in equal annual installments on each of June 1, 2020, June 1, 2021 and June 1, 2022, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to death or disability or by the named executive officer for good reason.

[8]	These stock options were granted on the date of our IPO and are scheduled to vest in equal installments on each of the first seven anniversaries of the IPO.

EQUITY COMPENSATION PLAN INFORMATION

The number of shares underlying outstanding stock options, the weighted average exercise price of such outstanding options and the number of additional shares remaining available for future issuance under our equity plans, as of March 28, 2020, are as follows:

	Number of securities	Weighted average	Number of securities
	to be issued upon	exercise price of	remaining available for
	exercise of	outstanding	future issuance under
	outstanding	options,	equity compensation plans
	options, warrants	warrants and	(excluding securities
Plan	and rights(a)	rights(b)	reflected in column(a)(c)
Equity compensation plans approved by the security holders
2012 Stock Option Plan[1]	157,508	$17.01	—
Amended and Restated 2013 Incentive Award Plan	2,401,724	$15.19	7,277,884
Equity compensation plans not approved by security holders	—	—	—
Total	2,559,232	$15.30	7,277,884

[1]	As of our IPO, no further grants have been or will be made under the 2012 Stock Option Plan.

Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth information, as of July 2, 2020, unless otherwise indicated, regarding the beneficial ownership of our Common Stock by (i) shareholders who beneficially owned more than 5% of the outstanding shares of our Common Stock and (ii) each of our Directors (which includes all nominees), each of our Named Executive Officers and all Directors and executive officers as a group. The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of July 2, 2020 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed shareholders is c/o The Container Store Group, Inc., 500 Freeport Parkway, Coppell, TX 75019. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable.

	Shares of common
	stock beneficially
	owned
Name of beneficial owner	Number	Percentage
5% Shareholders
Green Equity Investors V, L.P. Green Equity Investors Side V, L.P. and TCS Co-Invest, LLC[1]	27,926,264	55.1%
Bank of America Corporation[2]	2,995,264	5.9%
Named Executive Officers and Directors
Melissa Reiff[3]	1,608,197	3.2%
Jodi Taylor[4]	571,482	1.1%
Melissa Collins[5]	141,018	*
Jonathan D. Sokoloff[1,6]	27,646,451	54.8%
Timothy J. Flynn[1,7]	27,646,451	54.8%
J. Kristofer Galashan[1,8]	27,646,450	54.8%
Walter Robb[9]	160,009	*
Rajendra (“Raj”) Sisodia[10]	164,259	*
Robert E. Jordan[11]	203,509	*
Caryl Stern[12]	130,298	*
Wendi Sturgis	21,599	*
All executive officers and directors as a group (twelve persons)	31,004,440	59.6%

*	Less than one percent.
[1]

Includes (i) 27,506,544 shares of Common Stock held directly by Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P. (collectively, the “Green Funds”) and TCS Co Invest, LLC (“TCS Co”), (ii) 92,271 shares of Common Stock granted to Jonathan D. Sokoloff, Timothy J. Flynn and J. Kristofer Galashan, and (iii) 327,449 shares of Common Stock underlying options granted to Jonathan D. Sokoloff, Timothy J. Flynn and J. Kristofer Galashan which are currently exercisable or will become exercisable within 60 days of July 2, 2020. Voting and investment power with respect to the shares of our Common Stock held by the Green Funds and TCS Co may be deemed to be shared by certain affiliated entities. GEI Capital V, LLC (“GEIC”), is the general partner of the Green Funds. Green V Holdings, LLC (“Holdings”) is a limited partner of the Green Funds. LGP is the management company of the Green Funds, the Manager of TCS Co and an affiliate of GEIC and Holdings. LGP Management, Inc. (“LGPM”) is the general partner of LGP. Each of the Green Funds, Holdings, LGP, LGPM and TCS Co disclaims such shared beneficial ownership of our Common Stock, except to the extent of its pecuniary interest therein. Each of Jonathan D. Sokoloff, Timothy J. Flynn and J. Kristofer Galashan may also be deemed to share voting and investment power with respect to such shares due to their respective positions with LGPM, and each of them disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Each of Jonathan D. Sokoloff, Timothy J. Flynn and J. Kristofer Galashan may also be deemed to share voting and investment power with respect to all shares beneficially owned by TCS Co and each of them disclaims beneficial ownership of the securities held by TCS Co except to the extent of his pecuniary interest therein. Each of the foregoing individuals’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

[2]

Based on a Schedule 13G filed with the SEC on February 14, 2020 by Bank of America Corporation, it may be deemed to beneficially own 2,995,264 shares of Common Stock. Bank of America Corporation has shared voting power over 2,993,864 shares of Common Stock and shared dispositive power over 2,995,264 shares of Common Stock. The address of Bank of America Corporation is Bank of America Corporate Center, 100 N Tryon Street, Charlotte, NC 28255.

[3]

Includes (i) 1,047,540 shares of Common Stock held directly and (ii) 560,657 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 2, 2020.

[4]

Includes (i) 290,257 shares of Common Stock held directly and (ii) 281,225 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 2, 2020.

[5]

Includes (i) 90,239 shares of Common Stock held directly, (ii) 50,079 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 2, 2020, and (iii) 700 shares held indirectly.

[6]

Includes (i) 27,506,544 shares of Common Stock held by the Green Funds and TCS Co, (ii) 30,757 shares of Common Stock held directly and (iii) 109,150 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 2, 2020.

[7]

Includes (i) 27,506,544 shares of Common Stock held by the Green Funds and TCS Co, (ii) 30,757 shares of Common Stock held directly and (iii) 109,150 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 2, 2020.

[8]

Includes (i) 27,506,544 shares of Common Stock held by the Green Funds and TCS Co, (ii) 30,757 shares of Common Stock held directly and (iii) 109,149 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 2, 2020.

[9]

Includes (i) 37,257 shares of Common Stock held directly and (ii) 122,752 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 2, 2020.

[10]

Includes (i) 41,507 shares of Common Stock held directly and (ii) 122,752 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 2, 2020.

[11]

Includes (i) 80,757 shares of Common Stock held directly and (ii) 122,752 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 2, 2020.

[12]

Includes (i) 35,607 shares of Common Stock held directly and (ii) 94,691 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 2, 2020.

CERTAIN RELATIONSHIPS

Policies and Procedures for Related Person Transactions

Our Board of Directors recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for companies listed on the NYSE. Under the policy:

●	any proposed related person transaction, and any material amendment or modification to a related person transaction, must be reviewed and approved or ratified by a committee of the Board of Directors composed solely of independent directors who are disinterested or by the disinterested members of the Board of Directors; and
●	any employment relationship or transaction involving an executive officer and any related compensation must be approved by the Culture and Compensation Committee of the Board of Directors or recommended by the Culture and Compensation Committee to the Board of Directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

●	management must disclose to the committee or disinterested directors, as applicable, the name of the related person and the basis on which the person is a related person, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;
●	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;
●	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our applicable filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, and related rules, and, to the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with such Acts and related rules; and
●	management must advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the committee or disinterested directors, as applicable, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Internal Revenue Code of 1986, as amended.

The following are certain transactions, arrangements and relationships with our directors, executive officers and shareholders owning 5% or more of our outstanding Common Stock.

Stockholders Agreement

In connection with LGP’s acquisition of The Container Store, Inc. in 2007, we, certain affiliates of LGP, and all other holders of our Common Stock and Preferred Stock, entered into a stockholders agreement (the “Stockholders Agreement”). Upon the closing of the IPO, we amended and restated our Stockholders Agreement to eliminate all provisions thereof other than those related to registration rights, which are described below.

Demand Registration Rights

At any time beginning six months after the date of our IPO, subject to certain restrictions:

●	certain entities affiliated with LGP, and any transferee controlled directly or indirectly by LGP or any of its affiliates, are able to require us to use our best efforts to register their Common Stock under the Securities Act at any time;
●	certain employees (including our named executive officers) may require us to use our best efforts to register their Common Stock under the Securities Act twice prior to the time that we are eligible to register securities on Form S-3 and require us to use our best efforts to register their Common Stock under the Securities Act twice after we are eligible to register securities on Form S-3; and
●	certain other investors may require us to use our best efforts to register their Common Stock under the Securities Act.

These demand registration rights are subject to certain exceptions set forth in the Stockholders Agreement.

Piggyback Registration Rights

If we propose to register any of our own securities under the Securities Act in a public offering, we will be required to provide notice to all holders of our Common Stock with registration rights under our Stockholders Agreement relating to the registration and provide them with the right to include their shares in the registration statement. These piggy back registration rights are subject to certain exceptions set forth in the Stockholders Agreement.

Expenses of Registration

We will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares of our Common Stock held by the holders of our Common Stock with registration rights under our Stockholders Agreement.

Indemnification Agreements and Assumption Agreement

Our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain exceptions contained in our Amended and Restated Bylaws. In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law, subject to certain exceptions contained in those agreements.

We have also agreed to indemnify Mr. Tindell, an executive officer and a director of the Company until August 28, 2019, to the fullest extent permitted by our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws in connection with a book authored by Mr. Tindell and titled “Uncontainable” (the “Book”). In addition, we have entered into an assumption agreement with Mr. Tindell, under which we have agreed to specifically assume, directly and unconditionally, any and all liabilities, damages, costs, expenses, judgments, settlement, penalties or other losses of any kind which may be charged or attempted to be charged against Mr. Tindell in connection with the publication of the Book as a result of the execution by Mr. Tindell of a personal guaranty contained in a publishing agreement between Mr. Tindell and the publisher of the Book. The Board of Directors determined that it was in our best interest to enter into the Assumption Agreement, as the Board believes that we will benefit from any public attention, exposure and publicity about The Container Store, its successes and its unique business model generated by the Book.

Transaction with Studio Image Inc.

The Company has an arrangement with Studio Image Inc. (“Studio Image”), whereby Studio Image transacts with the Company and/or its subsidiaries to provide retail merchandise for resale. Walter Robb, a member of our Board of Directors, is married to the chief executive officer and sole owner of Studio Image. Since the beginning of fiscal 2018, we have made $299,526 in payments to Studio Image.

SHAREHOLDERS’ PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2021 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 500 Freeport Parkway, Coppell, Texas 75019 in writing not later than March 9, 2021.

Shareholders intending to present a proposal at the 2021 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2021 Annual Meeting of Shareholders no earlier than the close of business on April 28, 2021 and no later than the close of business on May 28, 2021. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2021 Annual Meeting of Shareholders is more than 30 days before or more than 70 days after August 26, 2021, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2021 Annual Meeting of Shareholders and not later than the close of business on the 90th day prior to the 2021 Annual Meeting of Shareholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our Directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

THE CONTAINER STORE’S ANNUAL REPORT ON FORM 10-K

A copy of The Container Store’s Annual Report on Form 10-K for the fiscal year ended March 28, 2020, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any shareholder of record on July 2, 2020 without charge upon written request addressed to:

The Container Store Group, Inc.

Attention: Secretary

500 Freeport Parkway

Coppell, Texas 75019

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended March 28, 2020 at www.containerstore.com in the “SEC filings” section of the “Investor Relations” page.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Jodi Taylor, Secretary

Coppell, Texas
July 7, 2020

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 25, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. THE CONTAINER STORE GROUP, INC. 500 FREEPORT PKWY COPPELL, TX 75019 During The Meeting - Go to www.virtualshareholdermeeting.com/TCS2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 25, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D18872-P41969 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. THE CONTAINER STORE GROUP, INC. The Board of Directors recommends you vote FOR each of the following: For Withhold For All AllAllExcept To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. ! ! ! 1. Election of Directors Nominees: 01) 02) 03) Robert E. Jordan Jonathan D. Sokoloff Caryl Stern For Against Abstain The Board of Directors recommends you vote FOR proposals 2 and 3: ! ! ! ! ! ! 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending April 3, 2021. 3. Approval, on an advisory (non-binding) basis, of the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. D18873-P41969 THE CONTAINER STORE GROUP, INC. Annual Meeting of Shareholders August 26, 2020 10:30 AM CDT This proxy is solicited by the Board of Directors The undersigned Shareholder(s) hereby appoint(s) Melissa Reiff, Chief Executive Officer, President and Chairwoman of the Board of Directors and Jodi Taylor, Chief Financial Officer, Chief Administrative Officer and Secretary, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of The Container Store Group, Inc. that the undersigned Shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM CDT on August 26, 2020 via live webcast and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side Address Changes/Comments: